SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2006

XM SATELLITE RADIO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27441	54-1878819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1500 Eckington Place, N.E. Washington, DC	20002
(Address of principal executive offices)	(Zip Code)

(202) 380-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 6, 2006, we issued a press release to announce our financial results for the quarter ended September 30, 2006. A copy of the press release is being furnished as exhibit 99.1 to this Form 8-K.

Item 7.01 Regulation FD Disclosure.

Set forth below is XM’s revised guidance for 2006:

XM projects that it will end the year with total subscribers of between 7.7 million and 7.9 million, which is within the previously announced guidance range. XM expects to achieve positive cash flow from operations for the fourth quarter 2006. Consistent with the above range of subscribers, 2006 subscription revenue is expected to be in the $810 million to $815 million range and adjusted EBITDA Loss is expected to be in the $205 million to $215 million range. A full reconciliation of net loss to adjusted EBITDA is included in the press release that is being furnished as exhibit 99.1 to this Form 8-K. XM will provide 2007 guidance, including subscribers, subscription revenues, EBITDA and cash flows, when it provides full year 2006 results.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press release, dated November 6, 2006, announcing financial results for the quarter ended September 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XM SATELLITE RADIO HOLDINGS INC.

Date: November 6, 2006	By:	/s/ Joseph M. Titlebaum
Joseph M. Titlebaum
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Document

99.1	Press release, dated November 6, 2006, announcing financial results for the quarter ended September 30, 2006.